UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.
On August 14, 2008, DRI Corporation filed its quarterly report on Form 10-Q for the period ended June 30, 2008 (the “Quarterly Report”) with the Securities and Exchange Commission. On March 26, 2009 and as part of our year-end closing process and related audit, our management, in consultation with our audit committee, concluded that the financial statements issued in the June 30, 2008 Quarterly Report should no longer be relied upon because a portion of the revenue recognized on a multiple deliverable project in the second quarter of 2008 should have been deferred and recognized in the fourth quarter of 2008. Certain costs related to this revenue that were recognized in the second quarter should have been deferred to the fourth quarter as well. We were unaware of this information when we filed the Quarterly Report and, although there was no effect on our consolidated statements of operations for the year ended December 31, 2008, these changes affect our consolidated statements of operations for the three and six months ended June 30, 2008. Accordingly, to reflect this adjustment in the statements of operations for the three and six month periods, we will be filing an Amendment No. 1 to our Quarterly Report. The adjustment lowers our operating income and net income applicable to common shareholders for the three and six months ended June 30, 2008 by $209,000 and decreases our net income per diluted share by $.02 and $.02 for the three and six months ended June 30, 2008, respectively.
Our management and the audit committee have discussed the matters disclosed in this Current Report with our independent auditors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: March 31, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary